UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2009 (February 5, 2009)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Key Energy Company, Inc. (the “Company”) previously announced, in a press release dated January 26, 2009 and in a Current Report on Form 8-K filed with the SEC on January 30, 2009, that William M. Austin, the Company’s former Executive Vice President and Chief Financial Officer, resigned from the Company effective February 6, 2009.  On February 5, 2009, Mr. Austin and the Company executed a letter agreement to address certain matters in connection with Mr. Austin’s resignation (the “Separation Letter”).  The Separation Letter confirms that Mr. Austin resigned from the Company for other than “Good Reason”, as provided in the Amended and Restated Employment Agreement, dated December 31, 2007, by and among Mr. Austin, the Company and Key Energy Shared Services, LLC (the “Employment Agreement”).

In addition, the Separation Letter provides that, in exchange for the consideration of Mr. Austin’s full release of the Company and its officers, employees and affiliates of all claims relating to Mr. Austin’s employment, compensation and termination, the Company will agree, (i) based on the Company’s understanding of the position intended to be assumed following his resignation, to waive a portion of the 12-month non-compete contained in the Employment Agreement to allow Mr. Austin to serve in an interim managerial capacity with, or be engaged to provide restructuring advice for, any business that would otherwise be subject to the non-compete; and (ii) that Mr. Austin will receive a discretionary bonus for the second half of the fiscal year ended December 31, 2008, in such amount as determined by the Company.  The benefits described in clauses (i) and (ii) of the preceding sentence are in addition to anything to which Mr. Austin is entitled under the Employment Agreement and applicable Company plans.  The Separation Letter allowed Mr. Austin twenty-one days to consider providing the full release, and, on February 11, 2009, Mr. Austin executed and delivered to the Company a Separation and Release Agreement to effectuate the full release.

The Separation Letter also states that the Company agrees to waive the Employment Agreement’s requirement that Mr. Austin provide the Company written notice at least ninety days prior to his resignation in exchange for Mr. Austin’s continued support to the Company from time to time after his resignation until the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 11, 2009	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel